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Exhibit 99(a)(1)(O)

FIRST AMENDMENT TO ELECTION FORM

        THIS FIRST AMENDMENT TO ELECTION FORM amends and supplements the Election Form delivered in connection with THQ Inc.'s ("THQ") Offer to Exchange Eligible Outstanding Stock Options filed with the Securities and Exchange Commission on November 14, 2003.

        The Election Form is hereby amended to delete in its entirety the following sentence on the second page:

          "I have read, understand and agree to all of the terms and conditions of the offer as set forth in the Offer to Exchange dated November 14, 2003."

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  Exhibit 99(a)(1)(O)
FIRST AMENDMENT TO ELECTION FORM